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                                                                    Exhibit 99.3

                         MEMC ELECTRONIC MATERIALS, INC.
                                 RIGHTS OFFERING

                              ____________________

                 DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM

                              _____________________

THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED AND DELIVERED IN FULL THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF RIGHTS CERTIFICATES.

                              ______________________

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ____________, 199_ (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AND THE SUBSCRIPTION AGENT.

                              _______________________

VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON ____________________, 1999 UNLESS EXTENDED.

1. The undersigned hereby certifies to MEMC Electronic Materials, Inc. (the "Company") and Harris Trust and Savings Bank, as the Subscription Agent, that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) exercised in full the Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent designated in the Prospectus, or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise in full of the Basic Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.

2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, ________ shares of Common Stock and certifies to the Company and the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf the Basic Subscription Privilege was exercised in full.

3. The undersigned understands that payment of the Subscription Price of $____ per share for each share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent at or before the Expiration Date and
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         represents that such payment, in the aggregate amount of $_____________
         (check appropriate box)

         [  ]     has been or is being  delivered  to the  Subscription  Agent pursuant to the Notice of Guaranteed Delivery referred to above;

         [  ]     is being delivered to the Subscription Agent herewith;

                                    or

         [  ]     has been delivered separately to the Subscription agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         [  ]     wire transfer funds;

                  Name of transferor institution _______________________________
                  Date of transfer _____________________________________________
                  Confirmation number (if available ____________________________

[ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

[_]      certified check

[_]      bank draft (cashier's check)

[_]      money order

         --name of maker _____________________________________________________

         --date of check, draft or money order number ________________________

         --bank on which check is drawn or issuer of money order _____________



                                    ____________________________________________
                                    Basic Subscription Confirmation Number

                                    ____________________________________________
                                    DTC Participant Number

                                    ____________________________________________
                                    Name of DTC Participant


                                    By:  _______________________________________
                                         Name:
                                         Title:

Date:  _________________, 199_

PARTICIPANTS EXERCISING THE OVER-SUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST SEPARATELY SUBMIT A NOMINEE HOLDER CERTIFICATION FORM TO THE SUBSCRIPTION AGENT.





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